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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT



         Anthony & Sylvan Pools Corporation, an Ohio corporation (the "Company") and Stuart D. Neidus (the "Executive") agree as follows:

         1.       Employment and Duties.

                  (a) The Company agrees to employ the Executive, and the Executive agrees to serve the Company, as the Company's Chief Executive Officer and Chief Financial Officer. The Executive shall report to the Company's Board of Directors and shall have such powers and duties as are customarily performed by Chief Executive and Chief Financial Officers of companies similar in size to the Company, together with such other duties, consistent with his positions as set forth above, as may be reasonably requested by the Board of Directors.

                  (b) On a day-to-day basis, the Executive shall (i) devote substantially all of his working time to the business and affairs of the Company, acknowledging that the Executive is also employed as an executive officer of Essef Corporation ("Essef"). So long as it does not unreasonably interfere with his employment obligations to the Company hereunder, the Executive shall be entitled to attend to outside investments, and subject to prior approval of the Board of Directors, serve as a director of a corporation which does not compete with the Company (as provided in Section 10 hereof) or as a director, trustee or officer of or otherwise participate in educational, welfare, social, religious, charitable and civic organizations, and (ii) use his good faith efforts to advance the interests of the Company and to improve the value of the Company to its shareholders.

         2. Term. The Company's employment of the Executive shall commence on September __, 1998 and expire on December 31, 2000. Unless
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terminated as provided in Section 7 hereof, this Agreement shall be extended automatically as of each December 31 thereafter for one (1) additional year period with such modified terms as mutually agreed.

         3.       Compensation.

                  (a) The Executive's annual base salary ("base salary") during the term of this Agreement shall be at least Two Hundred Twenty Thousand Dollars (USD $220,000), such base salary to be reviewed annually by the Compensation Committee of the Board of Directors or an authorized subcommittee thereof (the "Committee").

                  (b) In addition to the base salary, the Company shall pay the Executive a bonus targeted at sixty (60%) of his base salary for each year ("Target Bonus"), and the Committee shall determine the appropriate target earnings per share ("Targeted Earnings Per Share") or other performance measure for bonus purposes. There shall be no cap on bonus potential. Such bonus shall be determined and paid within thirty (30) days after the Company's audited financial statements become available.

                  (c) Initial Options.

                           (i) concurrent with the sale of shares of the Company
to the public in an initial public offering and subject to the limitation in
(iii) below, the Company hereby agrees to grant to the Executive options (the "Initial Options") to purchase One Hundred Thousand (100,000) shares of the Company's common stock (the "Shares") at the price and subject to the following terms and conditions. The Initial Options shall vest as of the date of sale of shares in the Company's initial public offering (the "Commencement Date").

                           (ii) The exercise price per Share for the Initial
Options shall be the offering price to the public in the initial public offering.


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                           (iii) Regardless of the fact that the Initial Options
are deemed to vest on the Commencement Date, the Executive may exercise Initial Options only in the percentages and at the times set forth below:

         0% prior to the first anniversary of the Commencement Date;

         20% at any time after the first anniversary of the Commencement Date;

         40% at any time after the second anniversary of the Commencement Date;

         60% at any time after the third anniversary of the Commencement Date;

         80% at any time after the fourth anniversary of the Commencement Date;

         100% at any time after the fifth anniversary of the Commencement Date;

                  (d) Taxes. If all or any of the amounts payable to the Executive under this Agreement (together with all other payments of cash or property, whether pursuant to this Agreement or otherwise, including, without limitation, the issuance of shares or options) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Section 3(d) has been made, it is determined (pursuant to final


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regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, plus (ii) any interest, fines and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Section 3(c). Payment thereof shall be made within five (5) calendar days after the date of such subsequent determination. If, after the date upon which the payment required by this Section 3(c) has been made to the Executive, it is determined that the Executive is entitled to receive a refund of all or part of such payment, then the Executive shall pay to the Company all amounts received by the Executive as a refund of any such overpayment of excise or other taxes.

         4. Benefits. During the term of this Agreement, the Executive and his eligible dependents shall be entitled to participate in and receive benefits under any stock option or profit-sharing plan, health, disability, medical insurance or other employee welfare or benefit plan or arrangement made generally available by the Company during the term of this Agreement to its executives and key management employees.

         5. Car. During the term of this Agreement, the Company shall provide the Executive with an automobile and shall pay for operating expenses incurred in connection with the use of the automobile, including the costs of insurance, gas, maintenance and car phone. The costs associated with such automobile may be allocated between the Company and Essef.


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         6. Vacation. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time.

         7. Disability or Death; Resignation; Termination for Cause; Other Terminations.

                  (a) Disability or Death. If the Executive is incapacitated for a period of six (6) consecutive months so that he cannot perform his duties hereunder on a full-time basis, then either the Company or the Executive may give written notice to the other terminating the Executive's employment effective thirty (30) days thereafter (the "Disability Termination Date"). The Company shall continue to provide salary, medical coverage, disability and group life insurance to the Executive for one (1) year after the earlier of the Disability Termination Date or death. In the event of the Executive's disability or death any stock options that are not yet exercisable shall immediately become exercisable. The Executive or his estate may exercise any options held at the date of death or the Disability Termination Date for one (1) year after such date. In the event of death or disability, the Company shall pay to the Executive the prorated portion (through the applicable termination date) of the Executive's Target Bonus that would have been paid had the Executive been employed by the Company at the end of the fiscal year in which the applicable termination date occurred. Such Target Bonus shall be calculated according to actual Company results for the respective fiscal year and paid at the same time other Company bonuses are paid. Except as set forth below, if the Executive dies prior to the termination of his employment or if notice of termination for disability is given as provided above, the Company's obligations hereunder shall terminate as of the earlier of the Executive's death or the Disability Termination Date.

                  (b) Resignation. If the Executive's employment is terminated by reason of his voluntary resignation, all of the Company's obligations hereunder shall terminate as of the termination date. All unexercised options for shares, if any, then outstanding, both vested and unvested, shall be automatically forfeited and canceled by the Company.

                  (c) Termination for Cause. If the Company terminates the Executive's employment for cause (as defined below), all of the Company's obligations hereunder shall


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immediately terminate as of the termination date. All unexercised stock options, both vested and unvested, shall be automatically forfeited and canceled by the Company. As used herein, "for cause" shall mean (i) gross misconduct by the Executive that is materially inconsistent with the terms hereof, or (ii) material failure by the Executive to perform his duties, either of which continues after written notice thereof and a fifteen (15) day chance to cure or
(iii) the Executive's conviction for committing a felony.

                  (d) Other Terminations. If the Company terminates the Executive's employment other than for cause (including failing to extend the term at the end of any year), both the Company's and the Executive's obligations hereunder shall immediately terminate as of the termination date; provided, however, that (i) any stock options that are not yet exercisable shall immediately become exercisable and the Executive may exercise within one (1) year from the date the Company delivers notice of termination (the "Termination Date") any options held by him on the Termination Date and (ii) the Company shall continue to provide salary and medical, group life and disability insurance (collectively, "insurance benefits") to the Executive until the later of December 31, 2000 or one (1) year after the Termination Date. In addition the Company shall pay the prorated portion (through the Termination Date) of the Executive's Target Bonus that would have been paid had the Executive been employed by the Company at the end of the year in which the Termination Date occurred. Such Target Bonus will be calculated according to actual Company results for the year and paid at the same time other Company bonuses are paid.


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         If (i) the Company materially changes the Executive's duties and responsibilities as set forth in Section 1 without his consent; or (ii) there occurs a "change in control" (as hereinafter defined) of the Company, then in any such event the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" under this Section 7(d).

         The term "change in control" means the first to occur of the following events:

                  (i) when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

                  (ii) The completion of a transaction requiring shareholder approval for the acquisition of substantially all of the stock or assets of the Company by an entity other than the Company or any merger of the Company into another company and the Company is not the surviving company.

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a "change of control" of the Company any stock options granted to the Executive shall immediately become exercisable by the Executive at any time.


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         8. Trade Secrets: Confidential and Proprietary Information. The
Executive shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, company, corporation or business in any manner whatsoever any confidential information relating to the business of the Company, including without limitation, the Company's customer list, pricing policies, trade secrets, know-how, product designs, strategic plans and similar types of information. This Section 8 shall be interpreted with the Executive's role as Chief Executive and Chief Financial Officer and liaison with the securities markets and the investing public in general in mind. The foregoing restrictions shall not apply to the extent that such information (a) is obtainable in the public domain, (b) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof, or (c) is required to be disclosed by rule of law or by order of a court or governmental body or agency. This Section 8 shall remain in full force and effect for a period of ten (10) years after expiration or termination of this Agreement for any reason.

         9. Covenant Not to Compete. During the term of this Agreement and for a period of five (5) years thereafter the Executive will not, without the Company's prior written consent, directly or indirectly engage in, make any investment in or have any interest in any business in competition with the business of the Company; and the Executive will not advise, assist or render services either directly or indirectly to any person, firm, company, corporation or business other than the Company with reference to any business in competition with the business engaged in by the Company during the Executive's employment by the Company. Notwithstanding the foregoing, the ownership of securities of any business competing with the Company, if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof, shall not constitute a violation of this provision. For


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purposes of this Section 9, a business in competition with the Company shall mean any business engaged in the manufacture, design, installation processing, sale or distribution of products that are the same as or similar to those of the Company at any time during the term of this Agreement.

         10. Notices. All notices, requests, demands and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered, at the time delivered or (b) if mailed, at the time mailed at any general or branch United States Post Office enclosed in a registered or certified postage paid envelope addressed to the address of the respective parties as follows:


         To the Company:   Anthony & Sylvan Pools Corporation
                           220 Park Drive
                           Chardon, OH  44024


         To the Executive: Stuart D. Neidus
                           7860 Sugarbush Lane
                           Gates Mills, OH  44040


or to such other addresses as the party to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above, provided that notices of changes of address shall only be effective upon receipt.

         11. Modification and Waivers. No provisions of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors and is agreed to in writing, signed by the Executive and by another executive officer of the Company. No waiver by either party hereto of any breach by the other party hereto or any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


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         12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein.

         13. Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Ohio.

         14. Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of the Agreement. In the event that any such provision should be or becomes invalid for any reason, such provision shall remain effective to the maximum extent permissible, and the parties shall consult and agree on a legally acceptable modification giving effect to the commercial objectives of the unenforceable or invalid provision, and every other provision of this Agreement shall remain in full force and effect.



         15. Successors. This Agreement shall inure to the benefit of, and be enforceable by, the parties' successors, representatives, executors, administrators or assignees.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on September ___, 1998.


                                           ANTHONY & SYLVAN POOLS CORPORATION



                                           By:
-----------------------------------            --------------------------------
Stuart D. Neidus


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